EXHIBIT 10

For Media Inquiries Contact:
Sloane & Company
Elliot Sloane, 212-446-1860
Esloane@sloanepr.com

Or

Dan Zacchei 212-446-1882

Dzacchei@sloanepr.com

SANDELL PURSUES LITIGATION AGAINST BOB EVANS TO
RESTORE RIGHTS TO SHAREHOLDERS

Complaint in Delaware Court Seeks a Declaratory Judgment that the Board’s Attempt to Disenfranchise Shareholders is Invalid

Confirms Intent to Commence Consent Solicitation, Intends to Seek to Expand Board and Fill Board Vacancies

NEW YORK (January 14, 2014) – Sandell Asset Management Corp. (“Sandell”), the beneficial owner of approximately 1.7 million shares, or 6.5%, of Bob Evans Farms, Inc. (NASDAQ:BOBE) (“Bob Evans” or the “Company”), filed a complaint in the Court of Chancery of the State of Delaware seeking a declaratory judgment that the unilateral attempt by the Board of Directors (the “Board”) to strip shareholders of their rights to amend the Company’s Bylaws (the “Bylaws”) by majority vote was invalid.

Thomas Sandell, CEO of Sandell Asset Management, stated, “We find it outrageous that the Board unilaterally adopted, without shareholder approval, a requirement that an 80% supermajority shareholder vote be obtained in order for shareholders to amend the Bylaws. This amendment was made less than three months after shareholders had overwhelmingly voted to reduce such a supermajority requirement to a majority threshold, and in any event was made in contravention of the terms of the then existing, Board-proposed bylaw. We believe that the Board’s unilateral action to strip shareholders of their rights demonstrates this Board’s complete contempt for its shareholders.”

Mr. Sandell further stated, “As we have previously indicated, it is our intention to pursue a consent solicitation to empower the shareholders to seek change at Bob Evans. This remains our intention irrespective of the outcome of this litigation. Assuming this lawsuit is resolved successfully, however, we intend to ask the shareholders to expand the size of the Company’s Board and fill such vacancies with new directors who are more focused on delivering value to the shareholders, who are the true owners of Bob Evans.”

Mr. Sandell also noted, “The more we investigate this Board, the more concerned we are at the numerous connections both among Board members themselves, as well as between various Board members and Steven Davis, that in our view reek of cronyism. We have become convinced that dramatic governance change is necessary to reign in what we believe are the irresponsible spending habits and poor decisions made by Mr. Davis, the Company’s Chairman and CEO. It is unfortunate that we are forced to go to court to preserve and enforce our rights, but we believe it is important that shareholders have as expansive an ability as possible to pursue meaningful change at Bob Evans. Fortunately, shareholders do not have to wait until the Company’s Annual Meeting to seek change, as they can take action by written consent.”

Sandell has retained MacKenzie Partners, Inc. as its proxy solicitor; Schulte Roth & Zabel LLP as its legal counsel; and Morris, Nichols, Arsht & Tunnell LLP as its Delaware legal counsel. Details of the lawsuit are contained in the complaint entitled “Sandell Asset Management Corp. v. Bob Evans Farms, Inc. et al” which is attached as an exhibit to the amended Schedule 13D being filed by Sandell.

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About Sandell Asset Management Corp.
Sandell Asset Management Corp. is a leading private, alternative asset management firm specializing in global corporate event-driven, multi-strategy investing with a strong focus on equity special situations and credit opportunities. Sandell Asset Management Corp. was founded in 1998 by Thomas E. Sandell and has offices in New York and London, including a global staff of investment professionals, traders and infrastructure specialists.

Contact:

Sandell Asset Management LLC

Adam Hoffman, 212-603-5814

MacKenzie Partners, Inc.

Dan Burch or Larry Dennedy, 212-929-5500

Sloane & Company

Elliot Sloane, 212-446-1860 or Dan Zacchei 212-446-1882

Additional Information

SANDELL ASSET MANAGEMENT CORP., CASTLERIGG MASTER INVESTMENTS LTD., CASTLERIGG INTERNATIONAL LIMITED, CASTLERIGG INTERNATIONAL HOLDINGS LIMITED, CASTLERIGG OFFSHORE HOLDINGS, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT FUND, LTD., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT INTERMEDIATE FUND, L.P., CASTLERIGG MERGER ARBITRAGE AND EQUITY EVENT MASTER FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT FUND, LTD., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT INTERMEDIATE FUND, L.P., CASTLERIGG GLOBAL EQUITY SPECIAL EVENT MASTER FUND, LTD., CASTLERIGG UCITS FUNDS PLC, SANDELL INVESTMENT SERVICES, L.L.C., PULTENEY STREET PARTNERS, L.P., AND THOMAS E. SANDELL (COLLECTIVELY, "SANDELL" OR THE "PARTICIPANTS") MAY FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING FORM OF

CONSENT TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF BOB EVANS FARMS, INC. (THE "COMPANY") IN CONNECTION WITH SANDELL'S INTENT TO SEEK TO HAVE THE COMPANY'S STOCKHOLDERS TAKE CORPORATE ACTION BY WRITTEN CONSENT (THE "CONSENT SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY SANDELL FROM THE STOCKHOLDERS OF THE COMPANY, IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. IF AND WHEN COMPLETED, THE DEFINITIVE CONSENT STATEMENT AND AN ACCOMPANYING CONSENT CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND WILL BE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, MACKENZIE PARTNERS, INC., SANDELL'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD, IF AND WHEN AVAILABLE, WITHOUT CHARGE UPON REQUEST.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN EXHIBIT 3 TO THE SCHEDULE 14A FILED BY SANDELL ASSET MANAGEMENT CORP. WITH THE SEC ON DECEMBER 9, 2013. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

Cautionary Statement Regarding Opinions and Forward-Looking Statements

Certain information contained herein constitutes “forward-looking statements” with respect to Bob Evans Farms, Inc. ("Bob Evans"), which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” "could," “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks, uncertainties and assumptions, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. The opinions of Sandell Asset Management Corp. ("SAMC") are for general informational purposes only and do not have regard to the specific investment objective, financial situation, suitability or particular need of any specific person, and should not be taken as advice on the merits of any investment decision. This material does not recommend the purchase or sale of any security. SAMC reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. SAMC disclaims any obligation to update the information contained herein. SAMC and/or one or more of the investment funds it manages may purchase additional Bob Evans shares or sell all or a portion of their shares or trade in securities relating to such shares.